Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Frits van Paasschen, the Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that (i) the accompanying Form 10-Q of Starwood for the quarter ended March 31, 2013 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Frits van Paasschen
Frits van Paasschen
Chief Executive Officer
Starwood Hotels & Resorts Worldwide, Inc.

April 30, 2013